UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2016
United Fire Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	001-34257	45-2302834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

118 Second Avenue, S.E., Cedar Rapids, Iowa	52401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (319) 399-5700

______________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 3, 2016, Mr. Douglas M. Hultquist tendered his resignation as a director of the Board of Directors (the "Board") of United Fire Group, Inc. ("UFG"), effective May 1, 2016. Mr. Hultquist’s resignation is not due to any disagreement with the UFG on any matter relating to UFG’s operations, policies or practices. UFG has treasury services with Cedar Rapids Bank and Trust, which is a subsidiary of QCR Holdings Inc., where Mr. Hultquist is President and CEO. Mr. Hultquist felt that as UFG continues to grow, he didn’t want to stand in the way of his bank being considered for additional business services,  given the nature of his relationship as a Board Member with the company. Mr. Hultquist has served on the Board since 2007, and we are pleased that he will remain as a director of our company for a few more months. Jack Evans, Chairman of the Board is quoted "Doug provided valuable insight as a Board Member throughout the years, and UFG and our Board benefited from his experience and contributions.  We wish Doug, the very best in his future endeavors."

Mr. Hultquist is currently chairs our Risk Management Committee and is a member of our Investment Committee of the Board.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FIRE GROUP, INC.

Date: February 5, 2016	By:	/s/ Randy A. Ramlo
Name: Randy A. Ramlo
Title: President and CEO